Exhibit 8.1



                                                    ALLEN & OVERY LLP
                                                    1221 Avenue of the Americas
Permanent Financing (No. 7) PLC                     New York, NY  10020  USA
Blackwell House
Guildhall Yard                                      Tel  +1 212 610 6300
London EC2V 5AE                                     Fax  +1 212 610 6399
United Kingdom
                                                    www.allenovery.com



                                                    March 15, 2005

         RE:      PERMANENT FINANCING (NO. 7) PLC
                  REGISTRATION STATEMENT ON FORM S-11

Ladies and Gentlemen:

         We have acted as United States tax counsel to Permanent Financing (No.
7) PLC, a public limited company incorporated under the laws of England and Wales (the ISSUER), in connection with the preparation of the registration statement on Form S-11 (the REGISTRATION STATEMENT) to be filed with the Securities and Exchange Commission (the COMMISSION) under the Securities Act of 1933, as amended (the Act), on March 15 , 2005, as amended on the date hereof, of which the prospectus (the PROSPECTUS) forms a part. The Registration Statement and Prospectus relate to the Issuer's issuance of the series 1 issuer notes and series 2 issuer notes (the US NOTES).

         As United States tax counsel, we have advised the Issuer with respect to certain United States tax consequences of the proposed issuance of the US Notes. This advice is summarized under the headings "Summary of prospectus--United States tax status" and "United States federal income taxation" (collectively, the DISCUSSIONS) in the prospectus relating to the US Notes which is part of the Registration Statement. We hereby confirm that the opinions set forth in the Discussions represent our opinions as to the matters of law covered by them.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement. We are aware that we are referred to in the Discussions and under the heading "Legal matters" in the Prospectus, and we hereby consent to the references to us in those sections without thereby implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.


                                  Very truly yours,

                                  /s/ Allen & Overy LLP

                                  ALLEN & OVERY LLP



Allen & Overy LLP is a limited liability partnership registered in England and Wales with registered number OC306763. It is regulated by the Law Society of England and Wales. Allen & Overy LLP is a multi-jurisdictional law firm with lawyers admitted to practise in a variety of jurisdictions. A list of the members of Allen & Overy LLP and their professional qualifications is open to inspection at its registered office, One New Change, London, EC4M 9QQ and at the above address. Any reference to a partner in relation to Allen & Overy LLP means a member, consultant or employee of Allen & Overy LLP.

Allen & Overy LLP or an affiliated undertaking has an office in each of:
Amsterdam, Antwerp, Bangkok, Beijing, Bratislava, Brussels, Budapest, Dubai, Frankfurt, Hamburg, Hong Kong, London, Luxembourg, Madrid, Milan, Moscow, New York, Paris, Prague, Rome, Shanghai, Singapore, Tokyo, Turin, Warsaw